POWER OF ATTORNEY

      KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Paul F. Foley, Robert
 E. Weil and Christopher C. Cleveland, or any of them, as the undersigned's true and lawful attorney-in-fact to:

      (1)	execute for and on behalf of the
 undersigned, in the undersigned's capacity as a director or executive officer of Mesaba Holdings, Inc. (the "Company"), reports on Form 3, 4 and 5 in accordance with Section 16(a) of the Securities
 Exchange Act of 1934, as amended, and the rules thereunder; and

      (2)	do and perform any and all acts for and on
 behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States
 Securities and Exchange Commission and any stock exchange or similar authority.

      The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended and the rules thereunder.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file reports on Form 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 19th day of November, 2002.



/s/ Scott R. Bussell